                                                                     EXHIBIT 1.1

                                                      S&S Draft of June 22, 1996


                       TELEPORT COMMUNICATIONS GROUP INC.

                            (a Delaware corporation)

                   18,800,000 Shares of Class A Common Stock

                           (Par Value $.01 Per Share)

                            U.S. PURCHASE AGREEMENT
                            -----------------------
                                                                   June __, 1996

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
Lehman Brothers Inc.
Deutsche Morgan Grenfell/C.J. Lawrence Inc.
as U.S. Representatives of the several U.S. Underwriters
  c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
     North Tower
     World Financial Center
     New York, New York  10281-1209

Ladies and Gentlemen:

     Teleport Communications Group Inc., a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other U.S. Underwriters named in Schedule A hereto (collectively, the "U.S. Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for which Merrill Lynch and Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc. and Deutsche Morgan Grenfell/C.J. Lawrence Inc. are acting as representatives (in such capacity, the "U.S. Representatives"), with respect to the issue and sale by the Company and the purchase by the U.S. Underwriters, acting severally and not jointly, of the respective numbers of shares of Class A Common Stock, par value $.01 per share, of the Company ("Class A Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 2,820,000 additional shares of Class A Common Stock to cover over-allotments, if any. The aforesaid 18,800,000 shares of Class A Common Stock (the "Initial U.S. Securities") to be purchased by the U.S. Underwriters and all or any part of the 2,820,000 shares of Class A

Common Stock subject to the option described in Section 2(b) hereof (the "U.S. Option Securities") are hereinafter called, collectively, the "U.S. Securities."

     It is understood that the Company is entering into an agreement dated the date hereof (the "International Purchase Agreement") providing for the offering by the Company of an aggregate of 4,700,000 shares of Class A Common Stock (the "Initial International Securities") through arrangements with certain underwriters outside the United States and Canada (the "International Managers") for which Merrill Lynch International, Morgan Stanley & Co. International, Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers International (Europe) and Morgan Grenfell & Co., Limited are acting as lead managers (the "Lead Managers") and the grant by the Company to the International Managers, acting severally and not jointly, of an option to purchase all or any part of the International Managers' pro rata portion of up to 705,000 additional shares of Class A Common Stock solely to cover over-allotments, if any (the "International Option Securities" and, together with the U.S. Option Securities, the "Option Securities"). The Initial International Securities and the International Option Securities are hereinafter called the "International Securities." It is understood that the Company is not obligated to sell and the U.S. Underwriters are not obligated to purchase, any Initial U.S. Securities unless all of the Initial International Securities are contemporaneously purchased by the International Managers.

     The U.S. Underwriters and the International Managers are hereinafter collectively called the "Underwriters," the Initial U.S. Securities and the Initial International Securities are hereinafter collectively called the "Initial Securities," and the U.S. Securities and the International Securities are hereinafter collectively called the "Securities."

     The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch (in such capacity, the "Global Coordinator").

     The Company understands that the U.S. Underwriters propose to make a public offering of the U.S. Securities as soon as the U.S. Representatives deem advisable after this Agreement has been executed and delivered.

     The Company and the U.S. Underwriters agree that up to 1,175,000 shares of the Initial U.S. Securities to be purchased by the U.S. Underwriters (the "Reserved Securities") shall be reserved for sale by the U.S. Underwriters to certain eligible employees and persons having business relationships with the Company, as part of the distribution of the U.S. Securities by the U.S. Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. To the extent that such

Reserved Securities are not orally confirmed for purchase by such eligible employees and persons having business relationships with the Company by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-3850) and [two] amendments thereto covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or
(ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the U.S. Securities (the "Form of U.S. Prospectus") and one relating to the International Securities (the "Form of International Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting." The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph
(b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of U.S. Prospectus and Form of International Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits, schedules and amendment(s) thereto, if any, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of U.S. Prospectus and the final Form of International Prospectus in the forms first furnished to the Underwriters for use in connection with the confirmation of sales of the Securities are herein called the "U.S. Prospectus" and the "International Prospectus," respectively, and collectively, the "Prospectuses." If Rule 434 is relied on, the terms "U.S. Prospectus" and "International Prospectus" shall refer to the preliminary U.S. Prospectus dated June 3, 1996 and preliminary International Prospectus dated June 3, 1996, respectively, each together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the International Prospectus, the U.S. Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

          SECTION 1.  Representations and Warranties.  (a)  Representations and
                      ------------------------------
Warranties by the Company. The Company represents and warrants to each U.S. Underwriter as follows:

          (i) Compliance with Registration Requirements.  Each of the
              -----------------------------------------
     Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information from the Company or its agents has been complied with.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither of the Prospectuses nor any amendments or supplements thereto, at the time the Prospectuses or any amendments or supplements thereto were issued and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectuses shall not be "materially different," as such term is used in Rule 434, from the prospectuses included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectuses made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the U.S. Representatives or the Lead Managers expressly for use in the Registration Statement or the Prospectuses.
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                                       5

          (ii) Independent Accountants.  The accountants who certified the
               -----------------------
     financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iii)  Financial Statements.  The combined balance sheets of the
                 --------------------
     Company and its subsidiaries and TCG Partners, a New York general partnership (collectively, "TCG"), as of December 31, 1994 and 1995 and the related combined statements of operations, changes in stockholders' equity and partners' capital (deficit), and cash flows for the three years ended December 31, 1993, 1994 and 1995 and the combined balance sheet of TCG as of March 31, 1996 and the related combined statements of operations and cash flows for the three month periods ended March 31, 1995 and 1996 included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the combined financial position of TCG at the dates indicated and the combined results of TCG's operations and TCG's combined cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The combined balance sheets of the Local Market Partnerships (as defined in Note 1 to the financial statements thereof), as of December 31, 1994 and 1995 and the related combined statements of operations and partners' capital and of cash flows for the three years ended December 31, 1993, 1994 and 1995 and the combined balance sheet of the Local Market Partnerships as of March 31, 1996 and the related combined statements of operations and cash flows for the three month periods ended March 31, 1995 and 1996 included in the Registration Statement and Prospectuses, together with the related schedules and notes, present fairly the combined financial position of the Local Market Partnerships at the dates indicated and the combined results of the Local Market Partnerships' operations and the Local Market Partnerships' combined cash flows for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectuses present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

     (iv) No Material Adverse Change in Business.  Since the respective dates as
          --------------------------------------
     of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change or no development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise and which are required to be disclosed in the Registration Statement or which would have been required to be disclosed in the Registration Statement prior to its effectiveness, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (v) Good Standing of the Company.  The Company has been duly organized
              ----------------------------
     and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (vi) Good Standing of Subsidiaries.  Schedule C lists each
               -----------------------------
     "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) and other subsidiaries not deemed "significant" but nonetheless material (each a "Subsidiary" and, collectively, the "Subsidiaries"). Each Subsidiary has been duly organized or formed and is validly existing as a corporation, a partnership or a limited partnership in good standing (with respect to a Subsidiary that is a corporation or limited partnership) under the laws of the jurisdiction in which it has been incorporated or formed, as applicable, has the necessary corporate or partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and (with respect to a Subsidiary that is a corporation or a limited partnership) is duly qualified as a foreign corporation or limited partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement or on Schedule C hereof, all of the issued and outstanding capital stock of each such Subsidiary which is a corporation has been duly authorized and validly issued, is fully paid and non-assessable and all the issued and outstanding capital stock of each such Subsidiary which is a corporation and all the existing partnership interests of such Subsidiary which is a partnership or a limited partnership are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary which is a corporation was issued in violation of the preemptive rights of any securityholder of such Subsidiary.

          (vii)  Capitalization.  The authorized, issued and outstanding capital
                 --------------
     stock of the Company is as set forth in the Prospectuses in the column entitled "Pro Forma for the Reorganization" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any securityholder of the Company arising under the Delaware General Corporation Law (the "DGCL"), the Company's certificate of incorporation or bylaws or any agreement to which the Company is a party.

          (viii)  Authorization of Agreement.  This Agreement and the
                  --------------------------
     International Purchase Agreement have been duly authorized, executed and delivered by the Company.

          (ix) Authorization and Description of Securities.  The Securities to
               -------------------------------------------
     be purchased by the U.S. Underwriters and the International Managers from the Company have been duly authorized for issuance and sale to the U.S. Underwriters pursuant to this Agreement and the International Managers pursuant to the International Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the International Purchase Agreement, respectively, against payment of the consideration set forth herein and the International Purchase Agreement, respectively, will be validly issued, fully paid and non-assessable; the Class A Common Stock conforms to all statements relating thereto contained in the Prospectuses and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability for the payment of the Company's debts except as they may be liable by reason of their own conduct or acts and except as holders of the Securities may be liable pursuant to Section 282 of the DGCL; and the issuance of the Securities is not subject to preemptive or other similar rights of any securityholder of the

     Company arising under the DGCL, the Company's certificate of incorporation or bylaws or any agreement to which the Company is a party.

          (x) Absence of Defaults and Conflicts.  Neither the Company nor any
              ---------------------------------
     Subsidiary is in violation of its charter or by-laws or partnership agreement, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, "Agreements and Instruments") except for such violations or defaults that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the International Purchase Agreement and the consummation of the transactions contemplated in this Agreement and the International Purchase Agreement, the consummation of the Reorganization, as defined in the Registration Statement, the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds" and compliance by the Company with its obligations under this Agreement and the International Purchase Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect), nor will such actions result in any violation of the provisions of the charter or by-laws or partnership agreement, as the case may be, of the Company or any Subsidiary or (subject to the receipt of regulatory consents and approvals for the Reorganization as described in the Registration Statement) any applicable law (including the Communications Act of 1934, as amended, and the Telecommunications Act of 1996, as amended (the "1996 Act"), and the rules, regulations and policies of the Federal Communications Commission (the "FCC") and the public utilities laws of the various states in which the Company and the Subsidiaries do business or the ordinances, rules and regulations of the various local governments in which the Company and the Subsidiaries do business), statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations (except for such violations that would not reasonably be expected to result in a Material Adverse Effect). As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness for borrowed money in principal amount in excess of $10 million (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

          (xi) Absence of Labor Dispute.  No labor dispute with the employees of
               ------------------------
     the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

          (xii)  Absence of Proceedings.  There is no action, suit, proceeding,
                 ----------------------
     inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary (or any of the properties or assets thereof), which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement and the International Purchase Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (xiii)  Accuracy of Exhibits.  There are no contracts or documents
                  --------------------
     which are required by the 1993 Act or the 1933 Regulations to be described in the Registration Statement or the Prospectuses or to be filed as exhibits thereto which have not been so described and filed as required.

          (xiv)  Possession of Intellectual Property.  The Company and the
                 -----------------------------------
     Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the

     Company or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

          (xv) Absence of Further Requirements.  No filing with, or
               -------------------------------
     authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement and the International Purchase Agreement or the consummation of the transactions contemplated by this Agreement and the International Purchase Agreement, (i) except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws and (ii) except for notice filings the failure with which to comply would not materially adversely affect the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement and the International Purchase Agreement or the consummation of the transactions contemplated by this Agreement and the International Purchase Agreement.

          (xvi)  Possession of Licenses and Permits.  The Company and the
                 ----------------------------------
     Subsidiaries possess all permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies (including the FCC, the public utilities commission, or any equivalent body, of each state in which the Company does business and any other relevant state and local authorities (the "Local Authorities")) required for the conduct the business now operated by them (collectively, "Governmental Licenses"), except where the failure to possess any such permit, license, approval consent or authorization would not reasonably be expected to result in a Material Adverse Effect; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are (except for the effects of the 1996 Act as described in the Prospectus) valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to have a Material Adverse Effect; there is no outstanding adverse judgment, decree or order that has been issued by the FCC or any of the Local Authorities against the Company and the Subsidiaries and which, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice of or is aware of proceedings relating to the revocation or modification of any such Governmental Licenses or that would otherwise affect the operations of the

     Company or the Subsidiaries and which, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

          (xvii)  Title to Property.  The Company and the Subsidiaries have good
                  -----------------
     and marketable title to all real property owned by the Company and the Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectuses, (b) are "Permitted Liens" under the Indenture and Revolving Credit Agreement (as such terms are defined in the Prospectuses) or (c) would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and the Subsidiaries, considered as one enterprise, and under which the Company or any of the Subsidiaries holds properties described in the Prospectuses, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims that would not reasonably be expected to result in a Material Adverse Effect.

          (xviii)  Compliance with Cuba Act.  The Company has complied with, and
                   ------------------------
     is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section
     517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

          (xix)  Investment Company Act.  The Company is not, and upon the
                 ----------------------
     issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectuses will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xx) Environmental Laws.  Except as described in the Registration
               ------------------
     Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance or code or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company's knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or the violation of Environmental Laws.

          (xxi)  Registration Rights.  Except as described in the Registration
                 -------------------
     Statement, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

          (xxii)  Reorganization.  The agreements entered into by the Company
                  --------------
     for the purposes of completing the Reorganization are all in full force and effect with respect to the Company and, to the knowledge of the Company, with respect to the other parties thereto, the representations and warranties of the Company set forth in such agreements are true and correct in all material respects, except to the extent any such representation or warranty was expressly made as of a specific date, in which case such representation and warranty was true and correct in all material respects at such date. The Company has used its commercially reasonable efforts to obtain all regulatory and contractual consents and approvals necessary to consummate the Reorganization. All aspects of the Reorganization will be completed prior to or simultaneously with the Closing Time, except that, as described in the Registration Statement, (A) the Company may not acquire the partnership interests in certain Local Market Partnerships (as defined in the Registration Statement) without first obtaining certain regulatory consents and approvals, (B) the Company will acquire the interests of the Cable Stockholders (as defined in the Registration Statement) in the Local Market Partnerships in the Seattle and San Francisco areas at the earliest time such acquisitions can be accomplished without the consent of the unaffiliated minority partners of such Local Market Partnerships and (C) the Company may not have completed the redemption of the Class B Common Stock held by a subsidiary of Continental Cablevision, Inc.

          (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of the Subsidiaries delivered to the Global Coordinator, the U.S. Representatives or to counsel for the U.S. Underwriters pursuant to this Agreement or otherwise in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to each U.S. Underwriter as to the matters covered thereby.

          SECTION 2.  Sale and Delivery to U.S. Underwriters; Closing.  (a)
                      -----------------------------------------------
Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each U.S. Underwriter, severally and not jointly, and each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter, plus any additional number of Initial U.S. Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

          (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the U.S. Underwriters, severally and not jointly, to purchase up to an additional 2,820,000 shares of Class A Common Stock at the price per share set forth in Schedule B. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial U.S. Securities upon notice by the Global Coordinator to the Company setting forth the number of U.S. Option Securities as to which the several U.S. Underwriters are then exercising the option and the time and date of payment and delivery for such U.S. Option Securities. Any such time and date of delivery for the U.S. Option Securities (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the U.S. Option Securities, each of the U.S. Underwriters, acting severally and not jointly, will purchase that proportion of the total number of U.S. Option Securities then being purchased which the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter bears to the total number of Initial U.S. Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

          (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, NY 10022, or at such other place as shall be agreed upon by the Global Coordinator and the Company, at 10:00 A.M. (Eastern time) on the third (fourth if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Company (such time and date of payment and delivery being herein called the "Closing Time").

          In addition, in the event that any or all of the U.S. Option Securities are purchased by the U.S. Underwriters, payment of the purchase price for, and delivery of certificates for, such U.S. Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Company, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company.

          Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the U.S. Representatives for the respective accounts of the U.S. Underwriters of certificates for the U.S. Securities to be purchased by them. It is understood that each U.S. Underwriter has authorized the U.S. Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial U.S. Securities and the U.S. Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the U.S. Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial U.S. Securities or the U.S. Option Securities, if any, to be purchased by any U.S. Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such U.S. Underwriter from its obligations hereunder.

          (d) Denominations; Registration. Certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, shall be in such denominations and registered in such names as the U.S. Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, will be made available for examination and packaging by the U.S. Representatives in The City of New York not later than 10:00 A.M. (Eastern Time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

          SECTION 3.  Covenants of the Company.  The Company covenants with each
                      ------------------------
U.S. Underwriter as follows:

          (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinator immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Registration Statement, the Prospectuses or the Registration Statement on Form 8-A relating to the registration of the Securities under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any amendment or supplement thereto, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information relating to the offering of the Securities, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest practicable moment.

          (b) Filing of Amendments. The Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the U.S. Underwriters shall reasonably object.

          (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Global Coordinator and counsel for the U.S. Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the U.S. Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the U.S. Underwriters. If applicable, the copies of the Registration Statement and each amendment thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d) Delivery of Prospectuses. The Company has delivered to each U.S. Underwriter, without charge, as many copies of each preliminary prospectus as such U.S. Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each U.S. Underwriter, without charge, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act such number of copies of the U.S. Prospectus (as amended or supplemented) as such U.S. Underwriter may reasonably request. If applicable, the U.S. Prospectus and any amendments or supplements thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations") so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the International Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the U.S. Underwriters or for the Company, to amend the Registration Statement or amend or supplement either of the Prospectuses in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement either of the Prospectuses in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the U.S. Underwriters such number of copies of such amendment or supplement as the U.S. Underwriters may reasonably request.

          (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the U.S. Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinator may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

          (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earning statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds."

          (i) Listing. The Company will use its best efforts to effect and maintain the quotation of the Securities on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market to be filed by companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

          (j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectuses, the Company will not, without the prior written consent of the Global Coordinator, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Class A Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder and under the International Purchase Agreement, (B) any shares of Class A Common Stock issued or options to purchase Class A Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectuses, (C) any shares of Class A Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan or (D) the issuance by the Company of shares of Class A Common Stock or shares of its Class B Common Stock, par value $.01 per share, to effectuate the Reorganization.

          (k) Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

          (l) Reorganization. Following the Closing Time, the Company will use its commercially reasonable efforts to complete as promptly as practicable those aspects of the Reorganization that had not been completed prior to or simultaneously with the Closing Time.

          (m) Compliance with NASD Rules. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted if and to the extent required by Section IM-21 10-1(d) of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses including, without limitation, legal expenses they incur directly in connection with such release.

          SECTION 4.  Payment of Their Expenses.  (a)  Expenses.  The Company
                      -------------------------
will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing and delivery to the Underwriters of this Agreement and any Agreement among Underwriters, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, and the transfer of the Securities between the U.S. Underwriters and International Managers, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market and (xi) all reasonable costs and expenses of the Underwriters, including the reasonable fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by the Company for sale to employees and others having a business relationship with the Company.

          (b) Termination of Agreement. If this Agreement is terminated by the U.S. Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the U.S. Underwriters for all of their reasonable out-of-pocket expenses incurred in connection with the offering and sale of the Securities, including the reasonable fees and disbursements of counsel for the U.S. Underwriters.

          SECTION 5.  Conditions of U.S. Underwriters' Obligations.  The
                      --------------------------------------------
obligations of the several U.S. Underwriters hereunder are subject to the accuracy as of the Closing Date of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

          (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information from the Company or its agents shall have been complied with to the reasonable satisfaction of counsel to the U.S. Underwriters. A prospectus containing the Rule 430A information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

          (b) Opinion of Counsel for the Company. At the Closing Time, the U.S. Representatives shall have received the favorable opinions, dated as of the Closing Time, of (i) the General Counsel of the Company and (ii) Dow, Lohnes & Albertson, counsel for the Company, together with signed or reproduced copies of such letters for each of the other U.S. Underwriters substantially in the form set forth in Exhibits A(i) and A(ii) hereto, respectively, and to such further effect, arising as a result of changed circumstances between the date hereof and the Closing Date, as counsel to the U.S. Underwriters may reasonably request. In giving such opinions such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel reasonably satisfactory to the U.S. Representatives. Such counsel may also state that, insofar as such opinions involve factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.
     Such opinions shall not state that they are to be governed or qualified by, or that they are otherwise subject to, any treatise, written policy or other document relating to legal opinions, including without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

          (c) Opinion of Counsel for U.S. Underwriters. At the Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of the Closing Time, of Shearman & Sterling, counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters with respect to the matters set forth in clause (iv) (solely as to preemptive rights arising under the DGCL or the Company's certificate of incorporation or bylaws) of Exhibit A(i) hereto and with respect to the matters set forth in clauses (i), (ii),
     (iii), (iv), (v), (vii) and (viii) (solely as to the information in the Prospectuses under "Description of Capital Stock--Class A Common Stock") and the penultimate paragraph of Exhibit A(ii) hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the U.S. Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

          (d) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the U.S. Representatives shall have received a certificate of the Company, signed by the President or a Vice President of the Company and by the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions herein on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission.

          (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the U.S. Representatives shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the U.S. Representatives, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

          (f) Bring-down Comfort Letter.  At the Closing Time the
     Representatives shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

          (g) Approval of Listing. At the Closing Time the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

          (h) No Objection. The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (i) Lock-up Agreements. At the date of this Agreement, the U.S. Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule D hereto.

          (j) FIRPTA Affidavit. The Company will issue to the Underwriters an affidavit, dated no more than thirty (30) days prior to the Closing Time, in accordance with Section 1445(b)(3) of the Internal Revenue Code of 1986, as amended and Sections 1.897-2(h) and 1.1445-2(c)(3) of the Treasury Regulations issued pursuant to the Internal Revenue Code of 1986, as amended, which statement certifies that the Securities are U.S. real estate interests.

          (k) Reorganization. At the Closing Time, the agreements entered into by the Company for the purposes of completing the Reorganization shall be in full force and effect with respect to the Company and, to the knowledge of the Company, with respect to the other parties thereto; prior to, or simultaneously with, the Closing Time, all aspects of the Reorganization shall be completed (except that, as described in the Registration Statement, (A) the Company shall not be required to acquire the partnership interests in those Local Market Partnerships for which regulatory consents and approvals are required; (B) the Company shall not be required to acquire the interests of the Cable Stockholders in the Local Market Partnerships in the Seattle and San Francisco areas without the consent of the unaffiliated minority partners of such Local Market Partnerships and
     (C) the Company may not have completed the redemption of the Class B Common Stock held by a subsidiary of Continental Cablevision, Inc.) and the Company shall have provided to the Global Coordinator and the Underwriters' counsel copies of all closing documents delivered to the parties to the transactions contemplated in these agreements.

          (l) Purchase of Initial International Securities. Contemporaneously with the purchase by the U.S. Underwriters of the Initial U.S. Securities under this Agreement, the International Managers shall have purchased the Initial International Securities under the International Purchase Agreement.

          (m) Conditions to Purchase of U.S. Option Securities. In the event that the U.S. Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the U.S. Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any Subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the U.S. Representatives shall have received:

               (i) Company Officers' Certificate.  A certificate of the Company,
                   -----------------------------
          dated such Date of Delivery, signed by the President or a Vice President of the Company and by the chief financial or chief accounting officer of the Company, confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

               (ii) Opinion of Counsel for Company.  The favorable opinions of
                    ------------------------------
          (A) the General Counsel of the Company and (B) Dow, Lohnes & Albertson, counsel for the Company, each in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

     (iii)  Opinion of Counsel for U.S. Underwriters.  The favorable opinion of
            ----------------------------------------
          Shearman & Sterling, counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

               (iv) Bring-down Comfort Letter.  A letter from Deloitte & Touche
                    -------------------------
          LLP, in form and substance satisfactory to the U.S. Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the U.S. Representatives pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

               (v) FIRPTA Affidavit.  An affidavit, dated no more than thirty
                   ----------------
          (30) days prior to the Date of Delivery, in accordance with Section 1445(b)(3) of the Internal Revenue Code of 1986, as amended and Sections 1.897-2(h) and 1.1445-2(c)(3) of the Treasury Regulations issued pursuant to the Internal Revenue Code of 1986, as amended, which statement certifies that the Securities are U.S. real estate interests.

          (n) Additional Documents. At the Closing Time and at each Date of Delivery, counsel for the U.S. Underwriters shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the U.S. Representatives and counsel for the U.S. Underwriters.

          (o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of U.S. Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several U.S. Underwriters to purchase the relevant Option Securities, may be terminated by the U.S. Representatives by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7 and 8 hereof shall survive any such termination and remain in full force and effect.

          SECTION 6.  Indemnification.  (a)  Indemnification of U.S.
                      ---------------
Underwriters. The Company agrees to indemnify and hold harmless each U.S. Underwriter, its directors, officers and employees, and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) in connection with the offer and sale of the Reserved Securities, against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of the failure of eligible employees and persons having business relationships with the Company to pay for and accept delivery of Reserved Securities which were subject to a properly confirmed agreement to purchase;

          (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, in any such case, based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          (iv) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

provided, however, that this indemnity agreement shall not apply to any loss,
- --------  -------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto). The foregoing indemnity agreement with respect to any preliminary prospectus or any Prospectus (or amendments or supplement thereto) shall not inure to the benefit of any U.S. Underwriter from whom the person asserting any such loss, liability, claim, damage or expense purchased Securities (or any director, officer or employee of such U.S. Underwriter, or any person who controls such U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) if a copy of the applicable Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such U.S. Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Securities to such person and if such Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, liability, claim, damage or expense.

          (b) Indemnification of Company, Directors and Officers. Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectuses (or any amendment or supplement thereto).

          (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. If it so elects within a reasonable time after receipt of the notice mentioned above from an indemnified party, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and reasonably satisfactory to the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) Settlement Without Consent If Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(iii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party fails, prior to the date of such settlement, to reimburse such indemnified party in accordance with such request to the extent it considers such request to be reasonable or to provide written notice to the indemnified party substantiating the unpaid balance as unreasonable.

          SECTION 7.  Contribution.  If the indemnification provided for in
                      ------------
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the U.S. Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the U.S. Underwriters on the other hand in connection with the statements or omissions, or in connection with any failure of the nature referred to in Section 6(a)(ii) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Company on the one hand and the U.S. Underwriters on the other hand in connection with the offering of the U.S. Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the U.S. Securities pursuant to this Agreement (before deducting expenses but after deducting the underwriting discount) received by the Company and the total underwriting discount received by the U.S. Underwriters, in each case as set forth on the cover of the U.S. Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the U.S. Securities as set forth on such cover.

          The relative fault of the Company on the one hand and the U.S. Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the U.S. Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any failure of the nature referred to in Section 6(a)(ii) hereof.

          The Company and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section 7, no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the U.S. Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section 7, each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such U.S. Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The U.S. Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial U.S. Securities set forth opposite their respective names in Schedule A hereto and not joint.

          SECTION 8.  Representations, Warranties and Agreements to Survive
                      -----------------------------------------------------
Delivery.  All representations, warranties and agreements contained in this
- --------
Agreement or in certificates of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the U.S. Securities to the U.S. Underwriters; provided, however, that in no event shall this Section 8 be
                   --------  -------
construed as a waiver by the Company of any statute of limitations applicable to any such representation, warranty or agreement.

          SECTION 9.  Termination of Agreement.  (a)  Termination; General.  The
                      ------------------------
U.S. Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the U.S. Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the U.S. Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

          (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6 and 7 hereof shall survive such termination and remain in full force and effect.

          SECTION 10.  Default by One or More of the U.S. Underwriters.  If one
                       -----------------------------------------------
or more of the U.S. Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the U.S. Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the U.S. Representatives shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting U.S. Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting U.S. Underwriters, or

          (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting U.S. Underwriter.

          No action taken pursuant to this Section shall relieve any defaulting U.S. Underwriter from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the U.S. Underwriters to purchase and the Company to sell the relevant U.S. Option Securities, as the case may be, either the U.S. Representatives or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectuses or in any other documents or arrangements. As used herein, the term "U.S. Underwriter" includes any person substituted for a U.S. Underwriter under this
Section 10.

          SECTION 11.  Notices.  All notices and other communications hereunder
                       -------
shall be in writing and shall be deemed to have been duly given if delivered by overnight courier or transmitted by any standard form of telecommunication. Notices to the U.S. Underwriters shall be directed to the U.S. Representatives at North Tower, World Financial Center, New York, New York 10281-1201, notices to the Company shall be directed to it at One Teleport Drive, Staten Island, New York, New York 10311, Attention: John W. Thomson, Esq.
                      ---------

          SECTION 12.  Parties.  This Agreement shall inure to the benefit of
                       -------
and be binding upon the U.S. Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the U.S. Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the U.S. Underwriters, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any U.S. Underwriter shall be deemed to be a successor by reason merely of such purchase.

          SECTION 13.  GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED
                       ----------------------
BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

          SECTION 14.  Effect of Headings.  The Article and Section headings
                       ------------------
herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the U.S. Underwriters and the Company in accordance with its terms.

                                         Very truly yours,


                                         TELEPORT COMMUNICATIONS GROUP INC.



                                         By: ______________________
                                           Name:
                                           Title:

CONFIRMED AND ACCEPTED,
     as of the date first above written:



MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
LEHMAN BROTHERS INC.
DEUTSCHE MORGAN GRENFELL/C.J. LAWRENCE INC.

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


By __________________________________
          Authorized Signatory

For itself and as U.S. Representatives of the other U.S. Underwriters named in Schedule A hereto.

                                   SCHEDULE A



                                                        Number of
                                                       Initial U.S.
              Name of U.S. Underwriter                  Securities
              ------------------------                 ------------

Merrill Lynch , Pierce, Fenner & Smith
Incorporated.........................................
Morgan Stanley & Co. Incorporated....................
Donaldson, Lufkin & Jenrette Securities Corporation..
Lehman Brothers Inc..................................
Morgan Grenfell/C.J. Lawrence Inc....................
                                                          _______

Total................................................    18,800,000
                                                       ============

                                   SCHEDULE B

                       TELEPORT COMMUNICATIONS GROUP INC.

                   18,800,000 Shares of Class A Common Stock

                           (Par Value $.01 per Share)



          1. The initial public offering price per share for the Initial U.S. Securities, determined as provided in said Section 2, shall be $o.

          2. The purchase price per share for the Initial U.S. Securities to be paid by the several U.S. Underwriters shall be $o, being an amount equal to the initial public offering price set forth above less $o per share.

                                  SCHEDULE II

                              LIST OF SUBSIDIARIES


Corporations
- ------------

TC Boston Holdings, Inc.
TC Boston Holdings II, Inc.
TC New York Holdings I, Inc.
TC New York Holdings II, Inc.
TC Systems, Inc.
Teleport Communications Chicago, Inc.
Teleport Communications Dallas, Inc.
Teleport Communications Houston, Inc.
Teleport Communications Los Angeles, Inc.
Teleport Communications San Francisco, Inc.
Teleport Communications Washington, D.C., Inc.
TCG America, Inc.
TCG Indiana, Inc.
TCG Joint Venture Holdings, Inc.
TCG Miami, Inc.
TCG Milwaukee, Inc.
TCG New Hampshire, Inc.
TCG New York, Inc.
TCG Payphones, Inc.
TCG Seattle, Inc.

Partnerships
- ------------

TCG Partners
Teleport Communications Boston
Teleport Communications New York
TCG Chicago
TCG Cleveland
TCG Colorado
TCG Connecticut
TCG Dallas
TCG Data - New York
TCG Detroit
TCG Illinois
TCG Indianapolis
TCG Los Angeles
TCG Maryland

TCG Northern New Jersey
TCG Omaha
TCG Phoenix
TCG Pittsburgh
TCG Rhode Island
TCG San Diego
TCG San Francisco
TCG Seattle
TCG South Florida
TCG St. Louis

1. The outstanding partnership interests of each Subsidiary which is a partnership are subject to certain restrictions on transfer pursuant to the partnership agreement with respect to such Partnership. Such partnership interests and the outstanding capital stock of each Subsidiary which is a corporation are subject to certain restrictions on transfer pursuant to securities laws.

2. The capital stock and partnership interests of the subsidiaries of TCG New York, Inc. are pledged as security for the loans under the Revolving Credit Agreement.

3. Equity interests in certain partnerships identified as Subsidiaries are held by third parties in the percentages identified in Attachment 1 to this Schedule C./1/


- ---------------------
/1/ Attachment 1 reflects the ownership of the Local Market Partnerships before the Reorganization, we understand that it will be modified to reflect the ownership on the effective date.

                                   SCHEDULE D

                          LIST OF PERSONS AND ENTITIES
                               SUBJECT TO LOCK-UP



Tele-Communications, Inc. and its subsidiaries
Cox Communications, Inc. and its subsidiaries
Comcast Corporation and its subsidiaries
Continental Cablevision, Inc. and its subsidiaries
Robert Annunziata
Robert C. Atkinson
Joel D. Gross
Alf T. Hansen
J. Curt Hockemeier
Marvin L. Lindsey
Stuart A. Mencher
John A. Scarpati
Kenneth A. Shulman
Maria Terranova-Evans
Wayne G. Fox
John W. Thompson
W. Terrell Wingfield, Jr.

                                                        Exhibit A(i)



                FORM OF OPINION OF THE COMPANY'S GENERAL COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)



See Attachment

                                                                      Attachment
                                                                      ----------
                                 July __, 1996



Merrill Lynch, Pierce,
     Fenner & Smith, Incorporated
Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette
     Securities Corporation
Lehman Brothers Inc. and
Deutsche Morgan Grenfell/CJ Lawrence Inc.
c/o Merrill Lynch, Pierce,
     Fenner & Smith, Incorporated
World Financial Center
North Tower
New York, NY  10281-1229

Merrill Lynch International
Morgan Stanley & Co. International
Donaldson, Lufkin & Jenrette
     Securities Corporation
Lehman Brothers International (Europe)
Morgan Grenfell & Co.
c/o Merrill Lynch International
Ropemaker Place
25 Ropemaker Street
London EC2Y 9LY
England


Ladies and Gentlemen:


          This opinion is being delivered to you  pursuant to Section 5(b) of
the U.S. Purchase Agreement dated as of June   , 1996 (the "U.S. Purchase
Agreement") and Section 5(b) of the International Purchase Agreement dated as of
June   , 1996 (the "International Purchase Agreement" and, together with the
U.S. Purchase Agreement, the "Purchase Agreements") among you and Teleport Communications Group Inc. (the "Company"), providing for the sale to you on this date of an aggregate of 23,500,000 shares of the Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), of the Company (the "Securities"). I am the General Counsel of the Company. Capitalized terms used herein that are not otherwise defined herein shall have the same meaning as in the Purchase Agreements.

          In this connection, I have examined the Registration Statement on Form S-1 (No. 333-3850) relating to the Securities filed with the Securities and Exchange Commission (the "Commission") on April 19, 1996, under the Securities Act of 1933, as amended (the "Securities Act"), Amendment No. 1 thereto filed with the Commission on June 3, 1996, (such Registration Statement, as so amended, being hereinafter referred to as the "Equity Registration Statement"); the final prospectus, dated June , 1996, filed with the Commission on June , 1996, relating to the offering of the Class A Common Stock in the United States and Canada (the "U.S. Prospectus") and the final prospectus, dated June , 1996, filed with the Commission on June , 1996 relating to the offering of the Class A Common Stock outside the United States and Canada (the "International Prospectus" and, together with the U.S. Prospectus, the "Prospectuses"), both filed pursuant to Rule 424(b) of the Commission's General Rules and Regulations under the Securities Act; and the Purchase Agreements.

          On June   , 1996, I was informed by telephone by a member of the
staff of the Commission that the Equity Registration Statement had become effective under the Securities Act at ________ [A.M./P.M.], New York City time, on that date.

          I have also examined originals or copies, certified or otherwise, identified to my satisfaction, of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and corporate or other records as I have deemed necessary or appropriate as a basis for the opinions set forth herein. In my examination I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents and the due, binding and valid authorization, execution and delivery pursuant to lawful power and legal right of applicable instruments and documents on behalf of persons and entities other than the Company.

          As to matters of law set forth below, my opinion is limited to matters of law under the laws of the State of New York, the laws of the United States, to the extent applicable hereto, and the conflicts of law rules, or the laws of any states or jurisdictions other than as specified above.

          Based upon the foregoing and subject to the other qualifications stated herein, I am of the opinion that:

          (i) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.


          (ii) Each Subsidiary has been duly incorporated or formed, as applicable, and is validly existing as a corporation, a partnership or a limited partnership in good standing (with respect to a Subsidiary that is a corporation or a limited partnership) under the laws of the jurisdiction in which it has been incorporated or formed, as applicable, has the necessary corporate or partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and (with respect to a Subsidiary that is a corporation or a limited partnership) is duly qualified as a foreign corporation or a limited partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Equity Registration Statement or in Schedule C to the Purchase Agreements, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and all the issued and outstanding capital stock of each such Subsidiary which is a corporation and all the existing partnership interests of each such Subsidiary which is a partnership or limited partnership, to the best of my knowledge and information, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary which is a corporation was issued in violation of the preemptive rights of any securityholder of such Subsidiary arising under the DGCL, the certificate of incorporation or bylaws of such Subsidiary or any agreement to which such Subsidiary is a party.

          (iii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Pro Forma for the Reorganization" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the U.S. Purchase Agreement and the International Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses); the shares of issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any securityholder of the Company arising under the DGCL, the Company's certificate of incorporation or bylaws or any agreement to which the Company is a party.

          (iv) The issuance of the Securities by the Company is not subject to preemptive rights of any securityholder of the Company arising under the DGCL, the Company's certificate of incorporation or bylaws or any agreement to which the Company is a party.

          (v) To the best of my knowledge, there are no actions, suits, proceedings, inquiries or investigations before or brought by any court or governmental agency or body, domestic or foreign, now pending or threatened, against or affecting the Company or any Subsidiary, which, in the aggregate, might reasonably be expected to result in a Material Adverse Effect, or which, in the aggregate, might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the U.S. Purchase Agreement and International Purchase Agreement or the performance by the Company of its obligations thereunder.

          (vi) The information in the Prospectuses under "Business," to the extent that it constitutes matters of law, summaries of legal matters, the Company's certificate of incorporation and bylaws or legal proceedings, or legal conclusions, has been reviewed by me and is correct in all material respects.

          (vii) To the best of my knowledge, there are no statutes or regulations that are required to be described in the Prospectuses that are not described as required.

          (viii) All descriptions in the Equity Registration Statement of contracts and other documents to which the Company or the Subsidiaries are a party are accurate in all material respects; to the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Equity Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

          (ix) To the best of my knowledge, neither the Company nor any Subsidiary is in violation of its charter or bylaws or partnership agreement, as the case may be, and no default by the Company or any Subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Equity Registration Statement or the Prospectuses or filed as an exhibit to the Equity Registration Statement except for such violations or defaults that would not reasonably be expected to result in a Material Adverse Effect.

          (x) The execution, delivery and performance of the U.S. Purchase Agreement and the International Purchase Agreement and the consummation of the transactions contemplated in the U.S. Purchase Agreement and the International Purchase Agreement, the consummation of the Reorganization, as defined in the Equity Registration Statement, the issuance and sale of the Securities, and the use of the proceeds from the sale of the Securities as expressly described in the Prospectuses under the caption "Use Of Proceeds" and compliance by the Company with its obligations under the U.S. Purchase Agreement and the International Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(x) of the Purchase Agreements) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not reasonably be expected to have a Material Adverse Effect).

          (xi) To the best of my knowledge, except as described in the Equity Registration Statement, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Equity Registration Statement or otherwise registered by the Company under the 1933 Act.

          (xii) The Company and the Subsidiaries possess the Governmental Licenses and are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect, and all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to have a Material Adverse Effect.

          (xiii) There is no outstanding adverse judgment, decree or order that has been issued by the FCC or any of the Local Authorities against the Company and the Subsidiaries which, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect and, to the best of my knowledge, neither the Company nor any of the Subsidiaries is the object of, or threatened by, any proceedings relating to the revocation or modification of any such Governmental Licenses or that would otherwise affect the operation of the Company or any of the Subsidiaries, which, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

          (xiv) At the Closing Time, the agreements entered into by the Company for the purposes of completing the Reorganization are in full force and effect and the closings contemplated by these agreements have been consummated in accordance with the terms thereof in all material respects.

          In the course of the preparation of the Equity Registration Statement and the Prospectuses, I participated in conferences with officers and other representatives of the Company, representatives of the independent certified public accountants of the Company, your representatives and your counsel, at which conferences the contents of the Equity Registration Statement and the Prospectuses and related matters were discussed and, although

I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Equity Registration Statement and the Prospectuses (except as expressly provided in paragraph (vi)) and have not made an independent investigation, check or verification of facts for the purposes of rendering this opinion, on the basis of the foregoing, I advise you that, nothing has come to my attention that leads me to believe (i) that the Equity Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information, if applicable (except for financial statements and schedules and other financial and statistical data included therein or omitted therefrom, as to which I make no statement), at the time such Equity Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the Prospectuses or any amendment or supplement thereto (except for financial statements and schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) that the Equity Registration Statement, including any Rule 462(b) Equity Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectuses and each amendment or supplement to the Equity Registration Statement and the Prospectuses, excluding the documents incorporated by reference therein as of their respective effective or issue dates (other than the financial statements and schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to which I make no statement) did not comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

          The opinions set forth above are subject to the following qualifications:

          (i) the enforceability of agreements, documents and instruments is subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought, regardless of whether enforcement is sought in a proceeding in equity or at law, and bankruptcy, reorganization, insolvency, fraudulent conveyance or transfer, moratorium (whether general or specific) and other laws affecting creditors' rights or the relief of debtors generally.

          (ii) I express no opinion concerning the enforceability of (a) waivers of notice or of any other constitutional, statutory or common law rights, (b) indemnification provisions to the extent such provisions are deemed to violate public policy or federal or state securities laws, and (c) submissions to the personal jurisdiction of any particular court.

          (iii) I express no opinion as to any New York state or local laws, rules or regulations relating to the regulation of telecommunications.

          This opinion is furnished by me as General Counsel of the Company in connection with the closing of the above-referenced public offering to date hereof. I assume no obligation to advise you of changes which may thereafter be brought to our attention. My opinion is based upon statutory laws and judicial decisions in effect at the date hereof, and I do not opine with respect to any law, regulation, rule or governmental policy which may be enacted or adopted after the date hereof, nor assume any responsibility to advise you of future changes in our opinion. The opinion is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose, and may not be relied upon by any other person, without my express prior written permission.

                                                                   Exhibit A(ii)

                            FORM OF OPINION OF DL&A
                          TO BE DELIVERED PURSUANT TO
                                 SECTION 5(b)



See Attachment

                           [DOW, LOHNES & ALBERTSON
                   A Professional Limited Liability Company
                                  LETTERHEAD]

                                                                      Attachment
                                                                      ----------


                                 July __, 1996


Merrill Lynch, Pierce,
     Fenner & Smith, Incorporated
Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette
     Securities Corporation
Lehman Brothers Inc. and
Deutsche Morgan Grenfell/CJ Lawrence Inc.
c/o Merrill Lynch, Pierce,
     Fenner & Smith, Incorporated
World Financial Center
North Tower
New York, NY 10281-1229

Merrill Lynch International
Morgan Stanley & Co. International
Donaldson, Lufkin & Jenrette
     Securities Corporation
Lehman Brothers International (Europe)
Morgan Grenfell & Co.
c/o Merrill Lynch International
Ropemaker Place
25 Ropemaker Street
London EC2Y 9LY
England


Ladies and Gentlemen:

     This opinion is being delivered to you pursuant to Section 5(b) of the U.S. Purchase Agreement dated as of June , 1996 (the "U.S. Purchase Agreement") and Section 5(b) of the International Purchase Agreement dated as of June , 1996 (the "International Purchase Agreement" and, together with the U.S. Purchase Agreement, the "Purchase Agreements") among you and Teleport Communications Group Inc. (the "Company"), providing for the sale to you on this date of an aggregate of 23,500,000 shares of the Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), of the Company (the "Securities"). We have served as counsel to the Company in connection with the issuance and sale of the Securities. Capitalized terms used herein that are not otherwise defined herein shall have the same meaning as in the Purchase Agreements.

     In this connection, we have examined the Registration Statement on Form S-1 (No. 333-3850) relating to the Securities filed with the Securities and Exchange Commission (the

"Commission") on April 19, 1996, under the Securities Act of 1933, as amended (the "Securities Act"), Amendment No. 1 thereto filed with the Commission on June 3, 1996, and Amendment No. 2 thereto filed with the Commission on June , 1996 (such Registration Statement, as so amended, being hereinafter referred to as the "Equity Registration Statement"); the final prospectus, dated June , 1996, filed with the Commission on June , 1996, relating to the offering of the Class A Common Stock in the United States and Canada (the "U.S. Prospectus") and the final prospectus, dated June __, 1996, filed with the Commission on June __, 1996, relating to the offering of the Class A Common Stock outside the United States and Canada (the "International Prospectus" and, together with the U.S. Prospectus, the "Prospectuses"), both filed pursuant to Rule 424(b) of the Commission's General Rules and Regulations under the Securities Act; and the Purchase Agreements.

     On June __, 1996, we were informed by telephone by a member of the staff of the Commission that the Equity Registration Statement had become effective under the Securities Act at _____ [A.M./P.M.], New York City time, on that date.

     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents and the due, binding and valid authorization, execution and delivery pursuant to lawful power and legal right of applicable instruments and documents on behalf of persons and entities other than the Company. As to any facts material to the opinions expressed herein, we have relied upon statements and representations of officers and other representatives of the Company and others.

     As to matters of law set forth below, our opinion is limited to matters of law under the laws of the State of New York, the laws of the United States to the extent applicable hereto and the Delaware General Corporation Law, and we express no opinion as to conflicts of law rules, or the laws of any States or jurisdictions other than as specified above.

     Based upon the foregoing and subject to the other qualifications stated herein, we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     2. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under the Purchase Agreements.

     3. The Securities to be purchased by the U.S. Underwriters and the International Managers from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, respectively, against payment of the consideration set forth in the U.S. Purchase Agreement and the International Purchase Agreement, respectively, will be validly issued, fully paid and non-assessable, and no holder of the Securities will be subject to personal liability for the payment of the Company's debts, except (i) as such holder may be liable by reason of its own conduct or acts, (ii) as provided by the Delaware General Corporation Law and (iii) for any liability that may arise upon application of any fraudulent conveyance or transfer or other insolvency law.

     4. The Purchase Agreements have been duly authorized, executed and delivered by the Company.

     5. The Equity Registration Statement, including any Rule 462(b) Equity Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectuses pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Equity Registration Statement or any Rule 462(b) Equity Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

     6. The form of certificate used to evidence the Class A Common Stock complies in all material respects with all applicable requirements of the certificate of incorporation and by-laws of the Company.

     7. The information in the Prospectuses under the captions "Description of Capital Stock," "Certain United States Federal Income Tax Consequences to Non-United States Holders of Common Stock" and in the Equity Registration Statement under Item 14, to the extent that it constitutes matters of law, summaries of legal matters, the Company's certificate of incorporation and bylaws or legal proceedings, or legal conclusions has been reviewed by us and is correct in all material respects.

     8. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency (other than under the Securities Act and the Securities Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreements or for the offering, issuance, sale or delivery of the Securities, except for notice filings where the failure to make such filings would not materially adversely affect the performance by the Company of its obligations under the Purchase Agreements.

     9. The execution, delivery and performance of the Purchase Agreements and the consummation of the transactions contemplated in the Purchase Agreements, the consummation of the Reorganization, as defined in the Equity Registration Statement, the issuance and sale of the Securities, and the use of the proceeds from the sale of the Securities to the extent expressly described in the Prospectuses under the caption "Use of Proceeds" and compliance by the Company with its obligations under the Purchase Agreements do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(x) of the Purchase Agreements) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument that has been filed or incorporated by reference as an exhibit to the Equity Registration Statement (except for such conflicts, breaches, defaults, Repayment Events, liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect), nor will such actions result in any violation of the provisions of the certificate of incorporation or by-laws or partnership agreement, as the case may be, of the Company or any Subsidiary, or (subject to the receipt of regulatory consents and approvals for the Reorganization as described in the Equity Registration Statement) any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us of any governmental, government instrumentality or court having jurisdiction over the Company or any Subsidiary or any of their respective properties, assets or operations, except for such violations that would not reasonably be expected to result in a Material Adverse Effect.

     10. The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940.

     11. The statements contained in the Equity Registration Statement under the captions "Risk Factors -- Federal and State Regulation -- Governmental and Other Authorizations" and "Business -- Government Regulation -- Telecommunications Act of 1996 -- Federal Regulation -- State Regulation -- Local Government Authorizations," insofar as such statements constitute a summary of the legal matters or legal proceedings referred to therein, have been reviewed by us and are correct in all material respects.

     In the course of the preparation of the Equity Registration Statement and the Prospectuses, we participated in conferences with officers and other representatives of the Company, representatives of the independent certified public accountants of the Company, your representatives and your counsel, at which conferences the contents of the Equity Registration Statement and the Prospectuses and related matters were discussed and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Equity Registration Statement and the Prospectuses (except as expressly provided in subparagraphs 7 and 11) and have not made an independent investigation, check or verification of facts for the purpose of rendering this opinion, on the basis of the foregoing (relying as to materiality upon the opinions of officers and other representatives of the Company), we advise you that, nothing has come to our attention that leads us to believe (i) that the Equity Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable) (except for financial statements and schedules and other financial and statistical data included therein or omitted therefrom, as to which we make no statement), at the time such Equity Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the Prospectuses or any amendment or supplement thereto (except for financial statements and schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to which we make no statement), at the time the Prospectuses were issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) that the Equity Registration Statement, including any Rule 462(b) Equity Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectuses and each amendment or supplement to the Equity Registration Statement and the Prospectuses, excluding the documents incorporated by reference therein as of their respective effective or issue dates (other than the financial statements and schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to which we make no statement) did not comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

     The opinions set forth above are subject to the following qualifications:

     (i) The enforceability of agreements, documents and instruments is subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought, regardless of whether enforcement is sought in a proceeding in equity or at law, and bankruptcy, reorganization, insolvency, fraudulent conveyance or transfer, moratorium (whether general or specific) and other laws affecting creditors' rights or the relief of debtors generally.

     (ii) We express no opinion concerning the enforceability of (a) waivers of notice or of any other constitutional, statutory or common law rights, (b) indemnification provisions to the extent such provisions are deemed to violate public policy or federal or state securities laws, and (c) submissions to the personal jurisdiction of any particular court.

     (iii) We express no opinion as to any New York state or local laws, rules or regulations relating to the regulation of telecommunications.

     This opinion is furnished by us as counsel to the Company in connection with the closing of the above-referenced public offering occurring today. The information set forth herein is as of the date hereof. We assume no obligation to advise you of changes which may thereafter be brought to our attention. Our opinion is based upon statutory laws and judicial decisions in effect at the date hereof, and we do not opine with respect to any law, regulation, rule or governmental policy which may be enacted or adopted after the date hereof, nor assume any responsibility to advise you of future changes in our opinion. The opinion is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose, and may not be relied upon by any other person, without our express prior written permission.



                                                Very truly yours,

                                                DOW, LOHNES & ALBERTSON



                                                _______________________
                                                Timothy J. Kelley, Member

[FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR OTHER STOCKHOLDERS PURSUANT TO
SECTION 5(i)]

                                                                       Exhibit B

                                 June ___, 1996


Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
Lehman Brothers Inc.
Deutsche Morgan Grenfell/C.J. Lawrence Inc.
as U.S. Representatives of the several U.S. Underwriters
  c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
     North Tower
     World Financial Center
     New York, New York  10281-1209

          Re:  Proposed Public Offering by Teleport Communications Group Inc.
               --------------------------------------------------------------

Dear Sirs:

          The undersigned, a stockholder [and an officer and/or director] of Teleport Communications Group Inc., a Delaware corporation (the "Company"), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc. , Deutsche Morgan Grenfell/C.J. Lawrence Inc. proposes to enter into a U.S. Purchase Agreement (the "U.S. Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.01 per share (the "Class A Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the U.S. Purchase Agreement that, during a period of 180 days from the date of the U.S. Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Class A Common Stock or any securities convertible into or exchangeable or exercisable for Class A Common Stock [FOR CONTINENTAL ONLY: (except for the 7,807,738 shares of the Company's Class B Common Stock (7,975,738 shares of the U.S. Underwriters' and International Managers' over-allotment options are exercised in full) currently held by the undersigned to be redeemed by the Company as part of the Reorganization (as defined in the U.S. Purchase Agreement))], whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Class A Common Stock, whether any such swap or transaction is to be settled by delivery of Class A Common Stock or other securities, in cash or otherwise.


                                    Very truly yours,



                                    Signature:__________________________


                                    Print Name:_________________________

                                                                         Annex A

         [FORM OF ACCOUNTANTS' COMFORT LETTER PURSUANT TO SECTION 5(e)]


See Attachment

[We are independent public accountants with respect to the Company within the meaning of the 1933 Act and the applicable published 1933 Act Regulations]

          (i) in our opinion, the audited financial statements [and the related financial statement schedules] included in the Registration Statement and the Prospectuses comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder;

          (ii) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the unaudited interim [consolidated] financial statements of the Company for the [three month periods ended _____________, 19__, and _____________,
     19__, the three and six month periods ended _____________, 19__ and _____________, 19__ and the three and nine month periods ended
     _____________, 19__ and _____________, 19__ , included in the Registration
     Statement and the Prospectuses (collectively, the "Quarterly Financials")] [, a reading of the latest available unaudited interim [consolidated] financial statements of the Company for the ____-month periods ended _____________, 19__ and _____________, 19__, included in the Registration
     Statement and the Prospectuses (the "____-month financials" )] [, a reading of the latest available unaudited interim [consolidated] financial statements of the Company], a reading of the minutes of all meetings of the stockholders and directors of the Company [and its Subsidiaries] and the______________ and _____________ Committees of the Company's Board of Directors [and any Subsidiary committees] since [day after end of last audited period], inquiries of certain officials of the Company [and its Subsidiaries] responsible for financial and accounting matters, a review of interim financial information in accordance with standards established by the American Institute of Certified Public Accountants in Statement on Auditing Standards No. 71, Interim Financial Information ("SAS 71"), with respect to the [description of relevant periods] and such other inquiries and procedures as may be specified in such letter, nothing came to our attention that caused us to believe that:

               [(A) the Quarterly Financials included the Registration Statement and the Prospectuses do not comply as to form in all material respects with the applicable accounting statements of the 1934 Act and the 1934 Act Regulations or any material modifications should be made to the unaudited [consolidated] financial statements included in the Registration Statement and the Prospectuses for them to be in conformity with generally accepted accounting principles;]

               [(B) the ___-month financials included in the Registration Statement and the Prospectuses do not comply as to form in all material with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations applicable to unaudited interim financial statements included in

                                    Annex A
          registration statements or any material modifications should be made to the ___-month financials included in the Registration Statement and the Prospectuses for them to be in conformity with generally accepted accounting principles;]

               (C) at [______________, 19__ and at] a specified date not more than five days prior to the date of this Agreement, there was any change in the __________ of the Company [and its Subsidiaries] or any decrease in the __________ of the Company [and its Subsidiaries] or any increase in the __________ of the Company [and its Subsidiaries,] in each case as compared with amounts shown in the latest balance sheet included in the Registration Statement, except in each case for changes, decreases or increases that the Registration Statement discloses have occurred or may occur; or

               (D) [for the period from _____________, 19__, to _____________,
          19__, and] for the period from _____________, 19__, to a specified date not more than five days prior to the date of this Agreement, there was any decrease in __________, ____________ or ____________ in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement discloses have occurred or may occur;

          (iii) based upon the procedures set forth in clause (ii) above and a reading of the [Selected Financial Data] included in the Registration Statement [and a reading of the financial statements from which such data were derived], nothing came to our attention that caused us to believe that the [Selected Financial Data] included in the Registration Statement do not comply as to form in all material respects with the disclosure requirements of Item 301 of Regulation S-K of the 1933 Act [, that the amounts included in the [Selected Financial Data] are not in agreement with the corresponding amounts in the audited [consolidated] financial statements for the respective periods or that the financial statements not included in the Registration Statement from which certain of such data were derived are not in conformity with generally accepted accounting principles];

          (iv) we have compared the information in the Registration Statement under selected captions with the disclosure requirements of Regulation S-K of the 1933 Act and on the basis of limited procedures specified herein. nothing came to our attention that caused us to believe that this information does not comply as to form in all material respects with the disclosure requirements of Items 302, 402 and 503(d), respectively, of Regulation S-K;

          [(v) based upon the procedures set forth in clause (ii) above, a reading of the unaudited financial statements of the Company for [the most recent period] that have not been included in the Registration Statement and a review of such financial

                                    Annex A
     statements in accordance with SAS 71, nothing came to our attention that caused us to believe that the unaudited amounts for ____________ for the [most recent period] do not agree with the amounts set forth in the unaudited consolidated financial statements for those periods or that such unaudited amounts were not determined on a basis substantially consistent with that of the corresponding amounts in the audited [consolidated] financial statements;]

          [(vi)] we are unable to and do not express any opinion on the [Pro Forma Combining Statement of Operations] (the "Pro Forma Statement") included in the Registration Statement or on the pro forma adjustments applied to the historical amounts included in the Pro Forma Statement; however, for purposes of this letter we have:

               (A)  read the Pro Forma Statement;

               (B) performed [an audit] [a review in accordance with SAS 71] of the financial statements to which the pro forma adjustments were applied;

               (C) made inquiries of certain officials of the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether the Pro Forma Statement complies as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and

               (D) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the Pro Forma Statement; and

     on the basis of such procedures and such other inquiries and procedures as specified herein, nothing came to our attention that caused us to believe that the Pro Forma Statement included in the Registration Statement does not comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements; and

          [(vii)] in addition to the procedures referred to in clause (ii) above, we have performed other procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement, which are specified herein, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company; and

          [(viii) in addition, we comfort on a financial forecast that is included in the Registration Statement].

                                    Annex A

                                    Annex A

================================================================================



                       TELEPORT COMMUNICATIONS GROUP INC.
                            (a Delaware corporation)


                   18,800,000 Shares of Class A Common Stock



                            U.S. PURCHASE AGREEMENT
                            -----------------------



Dated:  June __, 1996




================================================================================

                               TABLE OF CONTENTS



SECTION 1.           Representations and Warranties.................................  4
     (a)             Representations and Warranties by the Company..................  4
          (i)        Compliance with Registration Requirements......................  4
          (ii)       Independent Accountants........................................  5
          (iii)      Financial Statements...........................................  5
          (iv)       No Material Adverse Change in Business.........................  6
          (v)        Good Standing of the Company...................................  6
          (vi)       Good Standing of Subsidiaries..................................  6
          (vii)      Capitalization.................................................  7
          (viii)     Authorization of Agreement.....................................  7
          (ix)       Authorization and Description of Securities....................  7
          (x)        Absence of Defaults and Conflicts..............................  8
          (xi)       Absence of Labor Dispute.......................................  9
          (xii)      Absence of Proceedings.........................................  9
          (xiii)     Accuracy of Exhibits...........................................  9
          (xiv)      Possession of Intellectual Property............................  9
          (xv)       Absence of Further Requirements................................ 10
          (xvi)      Possession of Licenses and Permits............................. 10
          (xvii)     Title to Property.............................................. 11
          (xviii)    Compliance with Cuba Act....................................... 11
          (xix)      Investment Company Act......................................... 11
          (xx)       Environmental Laws............................................. 11
          (xxi)      Registration Rights............................................ 12
          (xxii)     Reorganization................................................. 12
     (b)             Officer's Certificates......................................... 13

SECTION 2.           Sale and Delivery to U.S. Underwriters; Closing................ 13
     (a)             Initial Securities............................................. 13
     (b)             Option Securities.............................................. 13
     (c)             Payment........................................................ 13
     (d)             Denominations; Registration.................................... 14

SECTION 3.           Covenants of the Company....................................... 14
     (a)             Compliance with Securities Regulations and Commission Requests. 14
     (b)             Filing of Amendments........................................... 15
     (c)             Delivery of Registration Statements............................ 15
     (d)             Delivery of Prospectuses....................................... 16
     (e)             Continued Compliance with Securities Laws...................... 16
     (f)             Blue Sky Qualifications........................................ 16
     (g)             Rule 158....................................................... 17


                                                     ii


                        ............................................................
     (h)             Use of Proceeds................................................ 17
     (i)             Listing........................................................ 17
     (j)             Restriction on Sale of Securities.............................. 17
     (k)             Reporting Requirements......................................... 18
     (l)             Reorganization................................................. 18

SECTION 4.           Payment of Their Expenses...................................... 18
     (a)             Expenses....................................................... 18
     (b)             Termination of Agreement....................................... 19

SECTION 5.           Conditions of U.S. Underwriters' Obligations................... 19
     (a)             Effectiveness of Registration Statement........................ 19
     (b)             Opinion of Counsel for the Company............................. 19
     (c)             Opinion of Counsel for U.S. Underwriters....................... 20
     (d)             Officers' Certificate.......................................... 20
     (e)             Accountant's Comfort Letter.................................... 21
     (f)             Bring-down Comfort Letter...................................... 21
     (g)             Approval of Listing............................................ 21
     (h)             No Objection................................................... 21
     (i)             Lock-up Agreements............................................. 21
     (j)             FIRPTA Affidavit............................................... 21
     (k)             Reorganization................................................. 22
     (l)             Purchase of Initial International Securities................... 22
     (m)             Conditions to Purchase of U.S. Option Securities............... 22
          (i)        Company Officers' Certificate.................................. 22
          (ii)       Opinion of Counsel for Company................................. 22
          (iii)      Opinion of Counsel for U.S. Underwriters....................... 23
          (iv)       Bring-down Comfort Letter...................................... 23
          (v)        FIRPTA Affidavit............................................... 23
     (n)             Additional Documents........................................... 23
     (o)             Termination of Agreement....................................... 23

SECTION 6.           Indemnification................................................ 24
     (a)             Indemnification of U.S. Underwriters........................... 24
     (b)             Indemnification of Company, Directors and Officers............. 25
     (c)             Actions Against Parties; Notification.......................... 25
     (d)             Settlement Without Consent If Failure to Reimburse............. 26

SECTION 7.           Contribution................................................... 26

SECTION 8.           Representations, Warranties and Agreements to Survive Delivery. 28

                                                            iii
                        ............................................................
SECTION 9.           Termination of Agreement....................................... 28
     (a)             Termination; General........................................... 28
     (b)             Liabilities.................................................... 29

SECTION 10.          Default by One or More of the U.S. Underwriters................ 29

SECTION 11.          Notices........................................................ 30

SECTION 12.          Parties........................................................ 30

SECTION 13.          GOVERNING LAW AND TIME......................................... 30

SECTION 14.          Effect of Headings............................................. 30
